CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 19, 2019 with respect to the consolidated financial statements included in the Annual Report of Duluth Holdings, Inc. on Form 10-K for the year ended February 3, 2019.  We consent to the incorporation by reference of said report in the Registration Statements of Duluth Holdings Inc. on Form S-8 (File No. 333-230064, File No. 333-225364, File No. 333-223217, File No. 333-209540, File No. 333-208185, and File No. 333-216128).

/S/ GRANT THORNTON LLP

Chicago, Illinois

April 19, 2019